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                                                                      EXHIBIT 11

                        ITT CORPORATION AND SUBSIDIARIES

                       CALCULATION OF EARNINGS PER SHARE

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                    1993        1992         1991
                                                                                   ------      -------      ------
      PRIMARY BASIS --
        Net income (loss)........................................................  $  913      $  (885)     $  749
        ESOP preferred dividends -- net of tax...................................     (35)         (34)        (34)
        Dividend requirement on other preferred stock............................      (1)         (10)        (21)
        Preferred dividends on common stock equivalents..........................       1           --          16
                                                                                   ------      -------      ------
        Net income (loss) applicable to primary earnings per share...............  $  878      $  (929)     $  710
                                                                                   ------      -------      ------
                                                                                   ------      -------      ------
        Average common shares outstanding........................................     118          117         114
        Common shares issuable in respect to common stock equivalents............       2           --           8
                                                                                   ------      -------      ------
        Average common equivalent shares.........................................     120          117         122
                                                                                   ------      -------      ------
                                                                                   ------      -------      ------
      EARNINGS PER SHARE
        Continuing operations....................................................  $ 7.29      $ (1.85)     $ 5.40
        Discontinued operations..................................................     .44         (.62)        .44
        Extraordinary item.......................................................    (.41)          --          --
        Cumulative effect of accounting changes..................................      --        (5.46)         --
                                                                                   ------      -------      ------
        Net income (loss)........................................................  $ 7.32      $ (7.93)     $ 5.84
                                                                                   ------      -------      ------
                                                                                   ------      -------      ------
      FULLY DILUTED BASIS* --
        Net income (loss) applicable to primary earnings per share...............  $  878      $  (929)     $  710
        ESOP preferred dividends -- net of tax...................................      35           34          34
        If converted ESOP expense adjustment -- net of tax benefit...............     (22)         (22)        (23)
        Preferred dividends on other securities not considered common
          stock equivalents......................................................      --           10           5
                                                                                   ------      -------      ------
        Net income (loss) applicable to fully diluted earnings per share.........  $  891      $  (907)     $  726
                                                                                   ------      -------      ------
                                                                                   ------      -------      ------
        Average common equivalent shares.........................................     120          117         122
        Additional common shares issuable assuming full dilution.................       9           15          10
                                                                                   ------      -------      ------
        Average common equivalent shares assuming full dilution..................     129          132         132
                                                                                   ------      -------      ------
                                                                                   ------      -------      ------
      EARNINGS PER SHARE
        Continuing operations....................................................  $ 6.87      $ (1.64)     $ 5.08
        Discontinued operations..................................................     .41         (.55)        .41
        Extraordinary item.......................................................    (.38)          --          --
        Cumulative effect of accounting changes..................................      --        (4.71)         --
                                                                                   ------      -------      ------
        Net income (loss)........................................................  $ 6.90      $ (6.90)     $ 5.49
                                                                                   ------      -------      ------
                                                                                   ------      -------      ------

     Securities considered common stock equivalents include all convertible preferred stocks (except for Series O and ESOP Series) in 1993 and 1991.

     With respect to options, it is assumed that the proceeds received upon exercise are used to acquire common stock of the Corporation.

     The dilutive nature of securities is determined quarterly based on the forecast of annual earnings.
- ---------------

* The reported net loss in 1992 causes the calculation of the fully diluted loss per share in 1992 to be anti-dilutive. In such a case, generally accepted accounting principles suggest the fully diluted loss per share to be the same as the primary loss per share; however, the Corporation has presented the actual calculated amount in order that all calculations and comparisons with previously reported and future amounts be on a consistent basis.